UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

      November 2, 2009
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices) (Zip Code)

(484) 583-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On November 4, 2009, Gary C. Kelly was elected to the Board of Directors of Lincoln National Corporation (“LNC”) to fill an existing vacancy.  Mr. Kelly is expected to be appointed to the Audit Committee.  Mr. Kelly will serve in the class of directors whose term expires at our 2011 Annual Meeting.

Mr. Kelly has served as Chairman of the Board of Southwest Airlines Co. since May 2008 and as its Chief Executive Officer since July 2004.

As a director, Mr. Kelly will receive compensation as a non-employee director in accordance with our non-employee director compensation practices described in our Annual Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 9, 2009 (the “Annual Proxy’).  This compensation generally consists of an annual retainer in the amount of $172,000, of which $43,000 is paid in deferred stock units and $43,000 is paid in options to purchase our common stock.  The annual retainer for Mr. Kelly for the remainder of 2009 shall be pro-rated accordingly, including a pro rata option grant covering 411 shares at an exercise price of $23.30 per share.

Compensatory Arrangements of Certain Officers

In a Current Report on Form 8-K filed with the SEC on July 10, 2009, we reported that we had entered into an agreement with the U.S. Department of the Treasury (“Treasury”) to sell preferred stock and warrants to the Treasury under the Capital Purchase Program ("CPP").  In accordance with the terms of that agreement and the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued in June 2009 by the Treasury, which implements the provisions of Section 111 of the Emergency Economic Stabilization Act 2008, as amended by the American Recovery and Reinvestment Act of 2009, we are subject to certain compensation restrictions, which include a prohibition on the payment or accrual of any bonuses (including equity-based incentive compensation) to certain officers and employees except for awards of CPP-compliant long-term restricted stock and stock units.

In light of these restrictions, the Compensation Committee of our Board of Directors (the “Committee”) met on November 2 and November 4, 2009 to consider modifications to the compensation arrangements of four of our “named executive officers,” whose compensation was disclosed in the Annual Proxy (“NEOs”).  In arriving at these revisions to the compensation of our NEOs, the Compensation Committee reviewed market data provided by a third party compensation consultant for executives in equivalent positions who work in similarly sized diversified insurance companies.  The Committee also considered the compensation structures utilized by other CPP participants for their executive officers.  Based on this review, the Committee approved modifications to reduce the overall annual target ompensation of these NEOs.  The CEO’s total targeted annual compensation for 2009 was decreased by approximately 21% as compared to his total targeted annual compensation for 2008.  The Committee also altered their mix of compensation elements as compared to their compensation disclosed in the Annual Proxy to ensure compliance with the CPP compensation restrictions and prohibitions.  The restructured total compensation opportunity for each affected NEO is detailed below.

The Committee changed the annual cash base salary for these NEOs as follows: Dennis R. Glass, President and Chief Executive Officer, to $1.15 million; Frederick J. Crawford, Senior Vice President and Chief Financial Officer to $637,500;  Robert W. Dineen, President, Lincoln Financial Advisors to $525,000; and Mark E. Konen, President, Insurance and Retirement Solutions to $646,875.

Additionally, the Committee approved the payment of CPP-compliant shares (“Salary Shares”) to these NEO as follows: Dennis R. Glass will receive approximately $3.1 million in annualized Salary Shares; Frederick J. Crawford will receive approximately $920,000 in annualized Salary Shares;  Robert W. Dineen will receive approximately $1.12 million in annualized Salary Shares; and Mark E. Konen will receive approximately $1.04 million in annualized Salary Shares.  The Salary Shares are to be credited each regular pay period commencing November 6, 2009 as shares of LNC’s common stock to be issued under the LNC 2009 Amended and Restated Incentive Compensation Plan (the “ICP”).  The number of Salary Shares will be determined each pay period by dividing the amount of salary to be paid in Salary Shares for that pay period, net of applicable withholdings and deductions, by the average of the high and low price for a share of LNC common stock  as quoted on the New York Stock Exchange on the date prior to the pay date for such period.  The Salary Shares will earn dividends at the same rate as our common stock.  Portions of the Salary Shares will be subject to holding restrictions ranging from 2 to 5 years.

Each of these executives also received a CPP-compliant long-term restricted stock unit (“RSU”) award, granted as of November 2, 2009, in the following amounts: Mr. Glass received a grant of 77,305 shares; Mr. Crawford received a grant of 30,700 shares; Mr. Dineen received a grant of 24,568 shares; and Mr. Konen received a grant of 32,985 shares.  These RSU awards do not exceed one-third of these executives’ total annual compensation.  The RSU awards were issued under the ICP and will vest on the third anniversary of the grant date, unless LNC has not yet redeemed the preferred stock issued to Treasury under CPP.

These modifications are consistent with our past practice of targeting overall compensation near median as compared with market data, provided by a third party compensation consultant, for executives in equivalent positions who work in similarly sized diversified insurance companies.

Severance Plan for Officers of Lincoln National Corporation

On November 2, 2009, the Compensation Committee of the Board of Directors (the “Committee”) approved an amendment and restatement of the 2009 Severance Plan for Officers of Lincoln National Corporation (the “Amended and Restated Severance Plan”), effective as of January 1, 2010 to convert the 2009 Severance Plan for Officers of Lincoln National Corporation (the “2009 Severance Plan”) from a plan of limited duration into a plan with no set expiration date.  We reported the adoption of the 2009 Severance Plan in our Current Report on Form 8-K filed with the SEC on March 19, 2009.  The Amended and Restated Severance Plan provides for the same level of benefits as provided for under the 2009 Severance Plan; more specifically, it provides 52 weeks of  severance benefits to our executive officers, including our NEOs, as well as a lump-sum severance payment of $200/week for each week of the severance period. Executive officers are paid in a lump sum no earlier than the first day of the month which is six months after the date the officer’s job was eliminated.  In order to qualify for benefits under the Amended and Restated Severance Plan, each affected officer must sign our standard form of agreement, waiver and release of claims which will include a non-compete provision, among other conditions.

Until we have redeemed the preferred stock issued to Treasury under CPP, our NEOs and the next five most highly compensated employees will not be eligible to receive any payments under either plan.

The foregoing is a summary of the terms of the Amended and Restated Severance Plan and is qualified in its entirety by the Amended and Restated Severance Plan document, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Form of Lincoln National Corporation Restricted Stock Unit Award Agreement
99.2	The Severance Plan for Officers of Lincoln National Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION
By	/s/ Douglas N. Miller
Name:	Douglas N. Miller
Title:	Vice President and
Chief Accounting Officer

Date:  November 6, 2009

 INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Form of Lincoln National Corporation Restricted Stock Unit Award Agreement
99.2	The Severance Plan for Officers of Lincoln National Corporation